1940 Act File No. 811-7996

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C.  20549

                           FORM N-1A

            REGISTRATION STATEMENT UNDER THE
            INVESTMENT COMPANY ACT OF 1940           [X]
            Amendment No. 11                         [X]
            (check appropriate box or boxes)

                       SR&F BASE TRUST
 (Exact Name of Registrant as Specified in Declaration of Trust)

         One South Wacker Drive, Chicago, Illinois  60606
            (Address of Registrant's Principal Offices)


                      1-800-338-2550
       (Registrant's Telephone Number, Including Area Code)


       Heidi J. Walter            Cameron S. Avery
       Vice-President and         Bell, Boyd & Lloyd
          Secretary               Three First National Plaza
       SR&F Base Trust            70 W. Madison Street, Suite 3300
       One South Wacker Drive     Chicago, Illinois  60602
       Chicago, Illinois  60606
                         (Agents for Service)


<PAGE 2>

                        EXPLANATORY NOTE

This Registration Statement has been filed pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

<PAGE 3>
                              PART A


Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

Introduction
The 13 series of SR&F Base Trust are referred to collectively as the "Portfolios." SR&F Municipal Money Portfolio and SR&F High-Yield Municipals Portfolio are referred to collectively as the "Municipal Portfolios"; SR&F Intermediate Bond Portfolio, SR&F Income Portfolio and SR&F High Yield Portfolio are referred to collectively as the "Bond Portfolios"; and SR&F Balanced Portfolio, SR&F Growth & Income Portfolio, SR&F Growth Stock Portfolio, SR&F Growth Investor Portfolio, SR&F Special Portfolio, SR&F Special Venture Portfolio, and SR&F International Portfolio are referred to collectively as the "Equity Portfolios."

Throughout this registration statement, information concerning the Portfolios is incorporated by reference to the prospectuses and statements of additional information ("SAIs") contained in the Registration Statements on Form N-1A relating to shares of the respective feeder funds that invest all of their assets in such Portfolios (each a "Feeder Fund") as follows:

Portfolio                             Feeder Fund
Registration Statement
-------------------------------------------------------------------------------------
SR&F Municipal Money         Stein Roe Municipal Money    Stein Roe Municipal Trust,
    Market Portfolio         Market Fund                  1933 Act File No. 2-99356,
SR&F High-Yield Municipals   Stein Roe High-Yield         1940 Act File No. 811-4367,
  Portfolio                    Municipals Fund            CIK 0000773757
-------------------------------------------------------------------------------------
SR&F Cash Reserves Portfolio Stein Roe Cash Reserves Fund Stein Roe Income Trust,
SR&F Intermediate Bond       Stein Roe Intermediate       1933 Act File No. 33-02633,
  Portfolio                    Bond Fund                  1940 Act File No. 811-4552,
SR&F Income Portfolio        Stein Roe Income Fund        CIK 0000787491
SR&F High Yield Portfolio    Stein Roe High Yield Fund
--------------------------------------------------------------------------------------
SR&F Balanced Portfolio      Stein Roe Balanced Fund      Stein Roe Investment Trust,
SR&F Growth & Income         Stein Roe Growth &           1933 Act File No. 33-11351,
  Portfolio                    Income Fund                1940 Act File No. 811-4978,
SR&F Growth Stock Portfolio  Stein Roe Growth Stock Fund  CIK 0000809558
SR&F Growth Investor         Stein Roe Young Investor
  Portfolio                    Fund
SR&F Special Portfolio       Stein Roe Special Fund
SR&F Special Venture         Stein Roe Special Venture
  Portfolio                    Fund
SR&F International Portfolio Stein Roe International Fund
--------------------------------------------------------------------------------------

ITEM 4.  INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES,
AND RELATED RISKS.

Registrant incorporates by reference the following sections of the Feeder Funds' prospectuses containing information on each Portfolio's investment objective, primary investment strategy and risk: For SR&F Cash Reserves Portfolio, the Municipal Portfolios and the Bond Portfolios, the sections entitled "Investment Policies," "Investment Objectives and Strategies," "Investment Restrictions" and "Risks and Investment Considerations"; and for the Equity Funds, the sections entitled "The Funds" and "Other Investments and Risks."

ITEM 6.  MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.

ADVISER
Stein Roe & Farnham Incorporated, One South Wacker Drive, Chicago, IL 60606, manages the day-to-day operations of the Portfolios.
Stein Roe (and its predecessor) has advised and

<PAGE 4>
managed mutual funds since 1949. As of Sept. 30, 1998, Stein Roe managed over $28 billion in assets. For the most recent fiscal year, the Portfolios paid to Stein Roe the following aggregate fees (as a percent of average net assets):

Fiscal year ended June 30, 1998
Portfolio                              Annual Management Fee
SR&F Municipal Money Portfolio                0.25%
SR&F High-Yield Municipals Portfolio*         0.42
SR&F Cash Reserves Portfolio*                 0.24
SR&F Intermediate Bond Portfolio*             0.35
SR&F Income Portfolio*                        0.48
SR&F High Yield Portfolio                     0.50

Fiscal year ended Sept. 30, 1998
Portfolio                              Annual Management Fee
SR&F Balanced Portfolio                       0.55%
SR&F Growth & Income Portfolio                0.60
SR&F Growth Stock Portfolio                   0.58
SR&F Growth Investor Portfolio                0.59
SR&F Special Portfolio                        0.71
SR&F Special Venture Portfolio                0.75
SR&F International Portfolio                  0.85
*Annualized for a period less than one year.

Stein Roe's mutual funds and institutional investment advisory business is managed together with that of its affiliate, Colonial Management Associates, Inc. (CMA), by a combined management team of employees from both companies. CMA also shares personnel, facilities, and systems with Stein Roe that may be used in providing administrative or operational services to the Funds. CMA is a registered investment adviser. Both Stein Roe and CMA are subsidiaries of Liberty Financial Companies, Inc.

Stein Roe can use the services of AlphaTrade Inc., an affiliated broker-dealer, when buying or selling equity securities for the Portfolios, pursuant to procedures adopted by the Board of Trustees.

PORTFOLIO MANAGERS
Veronica M. Wallace has managed SR&F Municipal Money Portfolio since its inception in 1995. She is a vice president of Stein Roe and was a trader in taxable money market instruments for Stein Roe from 1987 to 1995 and a portfolio administrator from 1966 to 1987.

Maureen G. Newman has managed SR&F High-Yield Municipals Portfolio since Nov. 1998. Ms. Newman is jointly employed by CMA and Stein Roe. She has managed tax-exempt funds for CMA since May 1996. Prior to joining CMA, Ms. Newman was a portfolio manager and bond analyst at Fidelity Investments from May 1985 to May 1996.

Jane M. Naeseth has managed SR&F Cash Reserves Portfolio since its inception in 1998. She was portfolio manager of Stein Roe Cash
Reserves Fund from 1980 to 1998. Ms. Naeseth is a senior vice president of Stein Roe.

<PAGE 5>
Michael T. Kennedy has managed SR&F Intermediate Bond Portfolio since its inception in 1998. He managed Stein Roe Intermediate
Bond Fund from 1988 to 1998 and is a senior vice president of Stein Roe.

Stephen F. Lockman, manager of SR&F High Yield Portfolio since 1997 and SR&F Income Portfolio since its inception in 1998, is a senior vice president of Stein Roe. He was associate portfolio manager of Stein Roe Income Fund from 1995 to 1997 and of SR&F High Yield Portfolio from 1996 to 1997. Mr. Lockman was a senior credit research analyst for Stein Roe from 1994 to 1995. He served as a portfolio manager and senior credit analyst for the Illinois State Board of Investment from 1987 to 1994.

Harvey B. Hirschhorn, manager of SR&F Balanced Portfolio since its inception in 1997, is executive vice president and chief economist and investment strategist of Stein Roe. He managed Stein Roe Balanced Fund from 1996 to 1997 and Stein Roe Growth Stock Fund from 1995 to 1996. Mr. Hirschhorn has been employed by Stein Roe since 1973.

Daniel K. Cantor, manager of SR&F Growth & Income Portfolio since its inception in 1997, is a senior vice president of Stein Roe. He managed Stein Roe Growth & Income Fund from 1995 to 1997 and Stein Roe Young Investor Fund from 1994 to 1995. He has been employed by Stein Roe since 1985.

Erik P. Gustafson and David P. Brady have been co-managers of SR&F Growth Investor Portfolio since its inception in 1997. Mr. Gustafson has managed SR&F Growth Stock Portfolio since its inception in 1997. Mr. Gustafson joined Stein Roe in 1992 as a portfolio manager for privately managed accounts. He is a senior vice president and was portfolio manager of Stein Roe Young Investor Fund from 1995 to 1997 and portfolio manager of Stein Roe Growth Stock Fund from 1994 to 1997. Mr. Brady joined Stein Roe in 1993 as an associate portfolio manager of Stein Roe Special Fund. He currently is a senior vice president. He was portfolio manager of Stein Roe Young Investor Fund from 1995 to 1997, has been portfolio manager Stein Roe Large Company Focus Fund since its inception in June 1998, and is associate manager of SR&F Growth Stock Portfolio.

M. Gerard Sandel has been manager of SR&F Special Portfolio and senior vice president of Stein Roe since July 1997. Prior to joining Stein Roe, Mr. Sandel was portfolio manager of the Marshall Mid-Cap Value Fund and its predecessor fund and vice president of M&I Investment Management Corporation from 1993 until 1997. From 1991 to 1993 he was a portfolio manager at Acorn Asset Management.

James P. Haynie and Michael E. Rega have managed SR&F Special Venture Portfolio since October 1998. They are jointly employed by CMA and Stein Roe. Mr. Haynie has managed or co-managed Colonial Small Cap Value Fund since 1993. Mr. Rega has been employed by CMA as an analyst since 1993 and has co-managed the Colonial Small Cap Value Fund and another Colonial equity fund since 1996.

Gita R. Rao has managed SR&F International Portfolio since October 1998. She is jointly employed by CMA and Stein Roe. Ms. Rao has co-managed the Colonial Global Equity Fund since 1995 and the Colonial International Horizons Fund since 1996. Prior to joining CMA, Ms. Rao was a research analyst at Fidelity Management & Research Company from

<PAGE 6>
1994 to 1995, and a Vice President in the equity research group at Kidder, Peabody and Company prior thereto.

ITEM 7.  SHAREHOLDER INFORMATION.
Purchases and Redemptions. Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement is not an offer to sell or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act.

Each investor in a Portfolio may add to or reduce its investment on each business day. The investor's percentage of the aggregate Interests in a Portfolio is computed as the percentage equal to the fraction (1) the numerator of which is the beginning of the day value of such investor's investment in the Portfolio on such day plus or minus the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (2) the denominator of which is the aggregate beginning of the day net asset value of the Portfolio on such day plus or minus the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. This percentage is applied to determine the value of the investor's Interest in the Portfolio as of the close of business.

An investment is made without a sales load at the net asset value next determined after an order is received by SteinRoe Services Inc., the investor accounting and recordkeeping agent. There is no minimum initial or subsequent investment. The Portfolios and SteinRoe Services Inc. reserve the right to cease accepting investments at any time or to reject any investment order.

An investor may redeem its investment at the next determined net asset value if a withdrawal request in proper form is furnished by the investor to SteinRoe Services Inc. by the designated cutoff time. The proceeds of a withdrawal are paid in federal funds normally on the business day the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

Redemptions may be suspended or payment of withdrawal proceeds postponed when the NYSE is closed (other than for weekends or holidays) or trading on the NYSE is restricted, or, if to the extent otherwise permitted by the 1940 Act if an emergency exists.

Determining Share Price. Registrant incorporates by reference information on the determination of net asset value and the valuation of portfolio securities from the Feeder Funds' prospectuses: For SR&F Cash Reserves Portfolio, the Municipal Portfolios and the Bond Portfolios, the section entitled "Net Asset Value"; and for the Equity Funds, the section entitled "Your Account-Determining Share Price."

Distributions and Taxes. The assets, income, and distributions of the Portfolios are managed in such a way that an investor will be able to satisfy the requirements of Subchapter M

<PAGE 7>
of the Internal Revenue Code for qualification as a regulated investment company, assuming that the investor invested all of its assets in that Portfolio.

The net income of a Portfolio consists of (1) all income accrued less the amortization of any premium on its assets, less (2) all actual and any accrued expenses of the series determined in accordance with generally accepted accounting principles. Income includes discount earned (including both original issue and, by election, market discount) on discount paper accrued to the date of maturity and any net realized gains or losses on the assets of the series. All of the net income of a Portfolio is allocated among its investors in accordance with their Interests (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees).

Base Trust is not subject to any federal income tax. However, each investor in a Portfolio is taxed on its share (as determined in accordance with the governing instruments of Base Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share is made in accordance with an allocation method designed to satisfy the Internal Revenue Code and its regulations. Distributions of net income and capital gain are to be made pro rata to investors in accordance with their investment in a Portfolio. For federal income tax purposes, however, income, gain, or loss may be allocated in a manner other than pro rata, if necessary to reflect gains or losses properly allocable to fewer than all investors as a result of contributions of securities to a series or redemptions of portions of an investor's unrealized gain or loss in series assets.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.
Not applicable.


<PAGE 8>
                             PART B


ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.


                         SR&F BASE TRUST
      Suite 3200, One South Wacker Drive, Chicago, Illinois 60606
                          800-338-2550


      Statement of Additional Information Dated February 5, 1999


This Statement of Additional Information is not a prospectus but provides additional information that should be read in conjunction with the prospectus contained in Part A of this Registration Statement, which may be obtained at no charge by telephoning 800-338-2550.


Item 11.  Fund History.........................................8
Item 12.  Description of Fund and Its Investment Risks.........8
Item 13.  Management of the Fund...............................8
Item 14.  Control Persons and Principal Holders of Securities.11
Item 15.  Investment Advisory and other Services..............12
Item 16.  Brokerage Allocation and Other Practices............12
Item 17.  Capital Stock and Other Securities..................12
Item 18.  Purchase, Redemption, and Pricing of Securities.....15
Item 19.  Taxation of the Fund................................15
Item 20.  Underwriters........................................16
Item 21.  Calculation of Performance Data.....................16
Item 22.  Financial Statements................................16

ITEM 11.  FUND HISTORY.

SR&F Base Trust ("Base Trust") is a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the Commonwealth of Massachusetts on August 23, 1993. Currently, 13 series of Base Trust are authorized and outstanding.


ITEM 12.  DESCRIPTION OF FUND AND ITS INVESTMENT RISKS.

Part A, Item 4 contains additional information about the investment objectives and policies of each Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms in this Part B and not otherwise defined have the meanings given to them in Part A.

Registrant incorporates by reference additional information concerning the investment policies of each Portfolio as well as information concerning the investment restrictions of the Portfolio from "Investment Policies," "Portfolio Investments and
Strategies," "and "Investment Restrictions" in the SAI relating to its Feeder Fund.


ITEM 13.  MANAGEMENT OF THE FUND.

     The Board of Trustees of Base Trust has overall management responsibility for the Trust and the Portfolios. The officers and trustees of Base Trust are listed below.

<PAGE 9>

                           Position(s) held          Principal
occupation(s)
Name                       with the Trust            during past
five years
------------------         ------------------------  -------------
---------------------------
William D. Andrews, 51     Executive Vice-President  Executive vice president of Stein
                                                     Roe

Gary A. Anetsberger, 43    Senior Vice-President;    Chief financial officer and chief
                           Controller                administrative officer of the Mutual
                                                     Funds division of Stein Roe; senior
                                                     vice president of Stein Roe since
                                                     April 1996; vice president of Stein
                                                     Roe prior thereto

John A. Bacon Jr., 71 (3)  Trustee                   Private investor

William W. Boyd, 72 (2)(3) Trustee                   Chairman and director of Sterling
                                                     Plumbing (manufacturer of plumbing
                                                     products)

Thomas W. Butch, 42 (1)(2) President                 President of the Mutual Funds
                                                     division of Stein Roe since March
                                                     1998; senior vice president of Stein
                                                     Roe from Sept. 1994 to March 1998;
                                                     first vice president, corporate
                                                     communications, of Mellon Bank
                                                     Corporation prior thereto

Kevin M. Carome, 42        Vice-President;           Associate general counsel and (since
                           Assistant Secretary       Feb. 1995) vice president of Liberty
                                                     Financial; general counsel and
                                                     secretary of Stein Roe since Jan.
                                                     1998

J. Kevin Connaughton, 34   Vice-President            Vice president of Colonial
                                                     Management Associates, Inc. ("CMA")
                                                     since February, 1998; senior tax
                                                     manager, Coopers & Lybrand, LLP from
                                                     April, 1996 to January, 1998; vice
                                                     president, 440 Financial Group/First
                                                     Data Investor Services Group from
                                                     March,1994 to April, 1996

Lindsay Cook, 46 (1)       Trustee                   Executive vice president of Liberty
                                                     Financial since March 1997; senior
                                                     vice president prior thereto

Douglas A. Hacker, 43 (3)  Trustee                   Senior vice president and chief
                                                     financial officer of UAL, Inc.
                                                     (airline) since July 1994; senior
                                                     vice president - finance of UAL,
                                                     Inc. prior thereto

Loren A. Hansen, 50        Executive Vice-President  Chief investment officer/equity of
                                                     Colonial Management Associates, Inc.
                                                     since 1997; executive vice president
                                                     of Stein Roe since Dec. 1995; vice
                                                     president of The Northern Trust
                                                     (bank) prior thereto

Timothy J. Jacoby, 46      Vice-President            Fund treasurer for The Colonial
                                                     Group since Sept. 1996 and chief
                                                     financial officer since Aug. 1997;
                                                     senior vice president of Fidelity
                                                     Investments from Sept. 1993 to Sept.
                                                     1996

Janet Langford Kelly,41(3) Trustee                   Senior vice president, secretary and
                                                     general counsel of Sara Lee
                                                     Corporation (branded, packaged,
                                                     consumer-products manufacturer)
                                                     since 1995; partner of Sidley &
                                                     Austin (law firm) prior thereto

Gail D. Knudsen, 36        Vice-President            Vice president and assistant
                                                     controller of CMA

Charles R. Nelson, 56 (3)  Trustee                   Van Voorhis Professor of Political
                                                     Economy of the University of
                                                     Washington

Nicolette D. Parrish, 49   Vice-President;           Senior legal assistant for Stein Roe
                           Assistant Secretary

Janet B. Rysz, 43          Assistant Secretary       Assistant secretary of Stein Roe

<PAGE 10>
Thomas C. Theobald, 61 (3) Trustee                   Managing director of William Blair
                                                     Capital Partners (private equity
                                                     fund) since 1994; chief executive
                                                     officer and chairman of the Board of
                                                     Directors of Continental Bank
                                                     Corporation prior thereto

Scott E. Volk, 27          Treasurer                 Financial reporting manager for
                                                     Stein Roe's Mutual Funds division
                                                     since Oct. 1997; senior auditor with
                                                     Ernst & Young LLP from Sept. 1993 to
                                                     April 1996 and from Oct. 1996 to
                                                     Sept. 1997; financial analyst with
                                                     John Nuveen & Company Inc. from May
                                                     1996 to Sept. 1996

Heidi J. Walter, 31        Vice-President; Secretary Vice President of Stein Roe since
                                                     March 1998; senior legal counsel for
                                                     Stein Roe since Feb. 1998; legal
                                                     counsel for Stein Roe from March
                                                     1995 to Jan. 1998; associate with
                                                     Beeler Schad & Diamond PC (law
                                                     firm), prior thereto

Hans P. Ziegler, 57        Executive Vice-President  Chief executive officer of Stein Roe since May, 1994; president of the
                                                     Investment Counsel division of Stein
                                                     Roe prior thereto

______________________
(1) Trustee who is an "interested person" of Base Trust and of Stein Roe, as defined in the 1940 Act.
(2) Member of the Executive Committee of the Board of Trustees, which is authorized to exercise all powers of the Board with certain statutory exceptions.
(3) Member of the Audit Committee of the Board, which makes recommendations to the Board regarding the selection of auditors and confers with the auditors regarding the scope and results of the audit.


Each trustee and officer of Base Trust holds the same position with Stein Roe Municipal Trust, Stein Roe Investment Trust, Stein Roe Income Trust, Stein Roe Advisor Trust, Stein Roe Institutional Trust, Stein Roe Trust, Stein Roe Floating Rate Income Trust, Stein Roe Institutional Floating Rate Income Trust and Stein Roe Floating Rate Limited Liability Company, other investment companies managed by Stein Roe. The address of Mr. Bacon is 4N640 Honey Hill Road, Box 296, Wayne, IL 60184; that of Mr. Boyd is 2900 Golf Road, Rolling Meadows, Illinois 60008; that of Mr. Cook is 600 Atlantic Avenue, Boston, Massachusetts 02210; that of Mr. Hacker is P.O. Box 66100, Chicago, IL 60666; that of Ms. Kelly is Three First National Plaza, Chicago, IL 60602; that of Mr. Nelson is Department of Economics, University of Washington, Seattle, Washington 98195; that of Mr. Theobald is Suite 3300, 222 West Adams Street, Chicago, IL 60606; that of Ms. Knudsen and Messrs. Connaughton and Jacoby is One Financial Center, Boston, MA 02111; and that of the officers is One South Wacker Drive, Chicago, Illinois 60606.

Officers and trustees affiliated with Stein Roe serve without any compensation from Base Trust. In compensation for their services to Base Trust, trustees who are not "interested persons" of Base Trust or Stein Roe are paid an annual retainer plus an attendance fee for each meeting of the Board or standing committee thereof attended. Base Trust has no retirement or pension plan. The following table sets forth compensation paid during the year ended Sept. 30, 1998 to the trustees:

<PAGE 11>
                                          Compensation from the
                                          Stein Roe Fund Complex*
                                          -----------------------
                  Aggregate Compensation     Total       Average
Name of Trustee       from the Trust      Compensation  Per Series
------------------- --------------------  ------------  ----------
Timothy K. Armour**          -0-              -0-          -0-
Thomas W. Butch**            -0-              -0-          -0-
Lindsay Cook                 -0-              -0-          -0-
John A. Bacon Jr.**          -0-              -0-          -0-
Kenneth L. Block**       $ 7,150           $ 23,100      $  525
William W. Boyd           41,352            109,902       2,498
Douglas A. Hacker         39,748            101,148       2,299
Janet Langford Kelly      37,150             97,950       2,226
Francis W. Morley**        7,150             23,100         525
Charles R. Nelson         41,002            109,552       2,490
Thomas C. Theobald        39,748            101,148       2,299
___________________
 * At Sept. 30, 1998, the Stein Roe Fund Complex consisted of 11 series of the Trust, 10 series of Stein Roe Advisor Trust, four series of Stein Roe Income Trust, four series of Stein Roe Municipal Trust, one series of Stein Roe Institutional Trust, one series of Stein Roe Trust, and 13 series of SR&F Base Trust.

**Messrs. Block and Morley retired as trustees on Dec. 31, 1997.
Mr. Armour resigned as a trustee and Mr. Butch was elected a trustee on April 14, 1998.


ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
As of Jan. 31, 1999, the only persons known by Base Trust to own of record or "beneficially" 5% or more of the outstanding interests of a Portfolio within the definition of that term as contained in Rule 13d-3 under the Securities Exchange Act of 1934 were as follows:

                                                                    Percentage of
                                                                    Outstanding
Name                                 Portfolio                      Interests Held
---------------------------------    ----------------------         -------------
Colonial Municipal Money Market      SR&F Municipal Money
  Fund                                 Portfolio                     10.26%
Stein Roe Municipal Money Market     SR&F Municipal Money
  Fund                                 Portfolio                     89.74
Stein Roe High-Yield Municipals Fund SR&F High-Yield
                                       Municipals Portfolio          99.29
Colonial Money Market Fund           SR&F Cash Reserves Portfolio    31.58
Stein Roe Cash Reserves Fund         SR&F Cash Reserves Portfolio    68.42
Stein Roe Intermediate Bond Fund     SR&F Intermediate Bond
                                       Portfolio                     99.05
Stein Roe Income Fund                SR&F Income Portfolio           99.98
Stein Roe Institutional              SR&F High Yield Portfolio       56.74
  Client High Yield Fund
Stein Roe High Yield Fund            SR&F High Yield Portfolio       43.26
Stein Roe Growth & Income Fund       SR&F Growth & Income Portfolio  99.37
Stein Roe International Fund         SR&F International Portfolio    99.92
Stein Roe Young Investor Fund        SR&F Growth Investor Portfolio  93.27
Stein Roe Advisor Young Investor     SR&F Growth Investor Portfolio   6.73
  Fund
Stein Roe Special Venture Fund       SR&F Special Venture Portfolio  99.91
Stein Roe Balanced Fund              SR&F Balanced Portfolio         99.96
Stein Roe Growth Stock Fund          SR&F Growth Stock Portfolio     80.34
Stein Roe Advisor Growth Stock Fund  SR&F Growth Stock Portfolio     19.66
Stein Roe Special Fund               SR&F Special Portfolio          99.98


The address of Colonial Municipal Money Market Fund and Colonial
Money Market Fund is One Financial Center, Boston, Massachusetts
02111, and the address of the other Funds is One South Wacker
Drive, Chicago, Illinois 60606.

<PAGE 12>


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

Registrant incorporates by reference information concerning investment advisory and other services provided to each Portfolio from "Investment Advisory Services," "Custodian," and "Transfer
Agent" in the SAI relating to its Feeder Fund.

Bookkeeping and Accounting Agreement
Pursuant to a separate agreement with Base Trust, Stein Roe receives a fee for performing certain bookkeeping and accounting services for each Portfolio. For these services, Stein Roe receives an annual fee of $25,000 plus .0025 of 1% of average net assets over $50 million. The tables below show fees paid under this agreement by the Portfolios over the last three fiscal years:

                                Year Ended  Year Ended  Year Ended
Portfolio                         6/30/98     6/30/97     6/30/96
------------------------------  ----------  ----------  ----------
SR&F Municipal Money Portfolio    $27,339     $27,274     $20,746
SR&F High-Yield Municipals
  Portfolio                        13,135         N/A         N/A
SR&F Cash Reserves Portfolio       13,248         N/A         N/A
SR&F Intermediate Bond Portfolio   13,960         N/A         N/A
SR&F Income Portfolio              14,192         N/A         N/A
SR&F High Yield Portfolio          25,338      16,664         N/A


                                Year Ended  Year Ended  Year Ended
Portfolio                         9/30/98     9/30/97     9/30/96
------------------------------  ----------  ----------  ----------
SR&F Balanced Portfolio          $30,722     $20,314          N/A
SR&F Growth & Income Portfolio    32,869      20,935          N/A
SR&F Growth Stock Portfolio       41,949      24,844          N/A
SR&F Growth Investor Portfolio    39,706      22,443          N/A
SR&F Special Portfolio            54,650      35,230          N/A
SR&F Special Venture Portfolio    28,881      19,000          N/A
SR&F International Portfolio      27,489      18,344          N/A


Independent Auditors
The independent auditors for SR&F Cash Reserves Portfolio, the Municipal Portfolios and the Bond Portfolios are Ernst & Young LLP, 233 South Wacker Drive, Chicago, Illinois 60606; the independent public accountants for each Equity Portfolio are Arthur Andersen LLP, 33 West Monroe Street, Chicago, Illinois 60603. The auditors audit and report on the Portfolios' annual financial statements, review certain regulatory reports and the Portfolios' federal income tax returns, and perform other professional accounting, auditing, tax and advisory services when engaged to do so by Base Trust.


ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

Registrant incorporates by reference information concerning the brokerage practices of each Portfolio from "Portfolio
Transactions" in the SAI relating to its Feeder Fund.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
Investments in Base Trust have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. Base Trust is not required to hold annual meetings of investors, and has no current intention to do so, but Base Trust will hold special meetings of investors when, in the judgment of the trustees, it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. An investors' meeting will be held upon the written, specific request to the trustees

<PAGE 13>
of investors holding in the aggregate not less than 10% of the Interests in a series. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the trustees by a specified number of shareholders) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more trustees. Investors also have the right to remove one or more trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of Base Trust or a series thereof, investors would be entitled to share pro rata in the net assets available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees).

Base Trust is organized as a common law trust under the laws of the Commonwealth of Massachusetts. Under the Declaration of Trust, the trustees are authorized to issue Interests in Base Trust. Each investor in a series is entitled to vote in proportion to the amount of its investment in the series.


Under the Declaration of Trust, the trustees are authorized to issue Interests in Base Trust. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain, and credit of Base Trust (unless another sharing method is required for federal income tax reasons in accordance with the sharing method adopted by the trustees). Investments in Base Trust have no preferences, preemptive, conversion, or similar rights and are fully paid and nonassessable, except as set forth below. Investments in Base Trust may not be transferred. No certificates representing an investor's Interest in Base Trust will be issued.

Each whole Interest (or fractional Interest) outstanding on the record date established in accordance with the By-Laws shall be entitled to a number of votes on any matter on which it is entitled to vote equal to the net asset value of the Interest (or fractional Interest) in United States dollars determined at the close of business on the record date (for example, an Interest having a net asset value of $10.50 would be entitled to 10.5 votes). As a common law trust, Base Trust is not required to hold annual shareholder meetings. However, special meetings may be called for purposes such as electing or removing trustees, changing fundamental policies, or approving an investment advisory contract. If requested to do so by the holders of at least 10% of its outstanding Interests, Base Trust will call a special meeting for the purpose of voting upon the question of removal of a trustee or trustees and will assist in the communications with other holders as required by Section 16(c) of the 1940 Act. All Interests of Base Trust are voted together in the election of trustees. On any other matter submitted to a vote of holders, Interests are voted by individual series and not in the aggregate, except that Interests are voted in the aggregate when required by the 1940 Act or other applicable law. When the Board of Trustees determines that the matter affects only the interests of one or more series, holders of the unaffected series are not entitled to vote on such matters.

Base Trust may enter into a merger or consolidation or sell all or substantially all of its assets if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the respective percentages of the Interests in Base Trust), except that if the trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the votes of each being in proportion to their respective percentages of the Interests of Base Trust) will be sufficient. Base Trust, or a

<PAGE 14>
series thereof, will dissolve upon the complete withdrawal, resignation, retirement, or bankruptcy of any investor and will terminate unless reconstituted and continued with the consent of all remaining investors. Base Trust, or a series thereof, may also be terminated (1) if approved by the vote of two-thirds of its investors (with the votes of each being in proportion to the amount of their investment), or (2) by the trustees by written notice to its investors. The Declaration of Trust contains a provision limiting the life of Base Trust to a term of years; consequently, Base Trust will terminate on December 31, 2080.


Investors in any series of Base Trust may be held personally liable, jointly and severally, for the obligations and liabilities of that series, subject, however, to indemnification by that series in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the series than its proportionate Interest in the series. The Declaration of Trust also provides that Base Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of Base Trust, its investors, trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and Base Trust itself is unable to meet its obligations.


The Declaration of Trust further provides that obligations of Base Trust are not binding upon the trustees individually but only upon the property of Base Trust and that the trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.


Base Trust reserves the right to create and issue any number of series, in which case investors in each series would participate only in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in election or selection of trustees, principal underwriters, and accountants for Base Trust. Upon liquidation or dissolution of Base Trust, the investors in each series would be entitled to share pro rata in the net assets of their respective series available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees). Interests of any series of Base Trust may be divided into two or more classes of Interests having such preferences or special or relative privileges as the trustees of Base Trust may determine. Currently, Base Trust has 13 series, each with only one class.


Base Trust will in no case have more than 500 investors in order to satisfy certain tax requirements. This number may be increased or decreased should such requirements change. Similarly, if Congress enacts certain proposed amendments to the Code, it may be desirable for Base Trust to elect the status of a regulated investment company as that term is defined in Subchapter M of the Code, which would require that Base Trust first change its organizational status from that of a Massachusetts trust to that of a Massachusetts business trust or other entity treated as a corporation under the Code. Base Trust's Declaration of Trust empowers the trustees, on behalf of the Trust, to change Base Trust's organizational form to that of a Massachusetts business trust or otherwise reorganize as an entity treated as a corporation under the Code and to elect regulated investment company status without a vote of

<PAGE 15>
the investors. Any such action on the part of the trustees on behalf of Base Trust would be contingent upon there being no adverse tax consequences to such action.


ITEM 18.  PURCHASE, REDEMPTION, AND PRICING OF SECURITIES.

Interests in a Portfolio will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act.


The net asset value per share of each Portfolio is determined by dividing its total assets (i.e., the total current market value of its investment in the Portfolio) less its liabilities (including accrued expenses and dividends payable), by the total number of shares of the Portfolio outstanding at the time of the determination. Each Portfolio's net asset value per share is calculated as the close of regular session trading on the New York Stock Exchange.


The value of each investor's investment in a Portfolio will be based on its pro rata share of the total net asset value of the Portfolio (i.e., the value of its portfolio securities and other assets less its liabilities) as of the same date and time.

Each of SR&F Cash Reserves Portfolio and SR&F Municipal Money Portfolio values its portfolio by the "amortized cost method" by which it attempts to maintain the net asset values of its Feeder Funds at $1.00 per share. Registrant incorporates by reference "Additional Information on the Determination of Net Asset Value" in the SAIs relating to the Feeder Funds of such Portfolios.


ITEM 19.  TAXATION OF THE FUND.

Base Trust is organized as a common law trust under the laws of the Commonwealth of Massachusetts. Under the anticipated method of operation, Base Trust will not be subject to any federal income tax, nor is it expected to have any Massachusetts income tax liability. Base Trust has received a private letter ruling from the Internal Revenue Service to confirm its federal tax treatment in certain respects. Each investor in a Portfolio will be taxed on its share (as determined in accordance with the governing instruments of Base Trust) of the Portfolio's ordinary income and capital gains in determining its income tax liability. The determination of such share will be made in accordance with a method designed to satisfy the Code and regulations promulgated thereunder. There can be no assurance, however, that the Internal Revenue Service will agree with such a method of allocation.

The fiscal year end of SR&F Cash Reserves Portfolio, each Municipal Portfolio and each Bond Portfolio is June 30, and that of each Equity Portfolio is September 30. Although, as described above, the Portfolios will not be subject to federal income tax, they will file appropriate income tax returns.

It is intended that each Portfolio's assets, income, and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter

<PAGE 16>
M of the Code for qualification as a RIC, assuming that the investor invests all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors, specifically investors that are segregated asset accounts and investors who contribute assets rather than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.


In order for an investment company investing in a Portfolio to qualify for federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income; i.e., dividends, interest, income derived from loans of securities, gains from the sale of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in stock, securities, or currencies. Each such investment company will also be required to distribute each year at least 90% of its investment company taxable income (in order to escape federal income tax on distributed amounts) and to meet certain tax diversification requirements. Because such investment companies may invest all of their assets in a Portfolio, the Portfolio must satisfy all of these tax requirements in order for such other investment company to satisfy them.


Registrant incorporates by reference information concerning taxes for each Portfolio from "Additional Income Tax Considerations" in the SAI relating to its Feeder Fund.


ITEM 20.  UNDERWRITERS.

Inapplicable.


ITEM 21.  CALCULATION OF PERFORMANCE DATA.

Inapplicable.


ITEM 22.  FINANCIAL STATEMENTS.

SR&F Municipal Money Portfolio, SR&F High-Yield Municipals Portfolio, SR&F Cash Reserves Portfolio, SR&F Intermediate Bond Portfolio, SR&F Income Portfolio, and SR&F High-Yield Portfolio. Please refer to the Financial Statements (investments as of June 30, 1998, statements of assets and liabilities as of June 30, 1998, statements of operations and statements of changes in net assets for the period ended June 30, 1998, and notes thereto) and reports of independent auditors, which are contained in the June 30, 1998 annual reports of their respective Feeder Funds


SR&F Balanced Portfolio, SR&F Growth & Income Portfolio, SR&F Growth Stock Portfolio, SR&F Special Portfolio, SR&F Special Venture Portfolio, SR&F Growth Investor Portfolio, SR&F International Portfolio. Please refer to the audited Financial Statements (investments as of Sept. 30, 1998, balance sheets as of Sept. 30, 1998, statements of operations and statements of changes in net assets for the period ended Sept. 30, 1998, and notes thereto) and reports of independent public accountants, which are contained in the Sept. 30, 1998 annual reports of their respective Feeder Funds.


<PAGE 17>
The Financial Statements (but no other material from the annual reports) are incorporated herein by reference. The reports may be obtained at no charge by telephoning 800-338-2550.

<PAGE 18>
                               PART C
                         OTHER INFORMATION

ITEM 23.  EXHIBITS.

Exhibits  [Note:  As used herein, the term "Registration
Statement" refers to the Registration Statement of the Registrant on Form N-1A filed under the 1940 Act, File No. 811-7996.]

a. Declaration of Trust of Registrant as amended through August 1, 1995. (Exhibit 1 to Amendment No. 2 to Registration Statement.)*
b. (1) By-Laws of Registrant. (Exhibit 2 to Amendment No. 2 to Registration Statement.)*
   (2) Amendment to By-Laws dated 2/4/98. (Exhibit 2(b) to Amendment No. 10 to Registration Statement.)*
c. Inapplicable.
d. Management Agreement between Registrant and Stein Roe & Farnham Incorporated as amended through March 2, 1998.
e. Inapplicable.
f. Inapplicable.
g. Custodian Agreement between Registrant and State Street Bank and Trust Company. (Exhibit 8 to Amendment No. 2 to Registration Statement.)*
h. (1) Investor Service Agreement between Registrant and SteinRoe Services Inc. as amended through 11/1/96. (Exhibit 9(a) to Amendment No. 5 to Registration Statement.)*
   (2) Bookkeeping and Accounting Agreement between Registrant and Stein Roe & Farnham Incorporated as amended through 11/1/96. (Exhibit 9(b) to Amendment No. 6 to Registration Statement.)*
i. Inapplicable
j. Inapplicable.
k. Inapplicable.
l. Inapplicable.
m. Inapplicable.
n. Financial data schedules:
   (1) SR&F Municipal Money Market Portfolio.
   (2) SR&F High Yield Portfolio.
   (3) SR&F Growth & Income Portfolio.
   (4) SR&F International Portfolio.
   (5) SR&F Growth Investor Portfolio.
   (6) SR&F Special Venture Portfolio.
   (7) SR&F Balanced Portfolio.
   (8) SR&F Growth Stock Portfolio.
   (9) SR&F Special Portfolio.
  (10) SR&F Intermediate Bond Portfolio.
  (11) SR&F Income Portfolio.
  (12) SR&F High-Yield Municipals Portfolio.
  (13) SR&F Cash Reserves Portfolio.
o. Inapplicable
________________________________
*Incorporated by reference.

<PAGE 19>
ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH
REGISTRANT.
The Registrant does not consider that it is directly or indirectly controlled by, or under common control with, other persons within the meaning of this Item.

ITEM 25.  INDEMNIFICATION.
Reference is made to Article X of the Registrant's Declaration of Trust (Exhibit 1) with respect to indemnification of the trustees and officers of Registrant against liabilities which may be incurred by them in such capacities.

Registrant, its trustees and officers, its investment adviser, the other investment companies advised by Stein Roe, and persons affiliated with them are insured against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities that might be imposed as a result of such actions, suits, or proceedings. Registrant will not pay any portion of the premiums for coverage under such insurance that would (1) protect any trustee or officer against any liability to Registrant or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or (2) protect its investment adviser or principal underwriter, if any, against any liability to Registrant or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its duties and obligations under its contract or agreement with the Registrant; for this purpose the Registrant will rely on an allocation of premiums determined by the insurance company.

Colonial Tax-Exempt Money Market Fund ("Colonial Fund"), a series of Colonial Trust IV ("Colonial Trust") invests substantially all of its assets in SR&F Municipal Money Portfolio. In that connection, trustees and officers of Registrant have signed the registration statement of Colonial Trust ("Colonial Registration Statement") on behalf of Registrant insofar as the Colonial Registration Statement relates to Colonial Fund, and Colonial Trust, on behalf of Colonial Fund, has agreed to indemnify Registrant and its trustees and officers against certain liabilities which may be incurred by them.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER. Stein Roe is a wholly owned subsidiary of SteinRoe Services Inc. ("SSI"), which is a wholly owned subsidiary of Liberty Financial Companies, Inc. ("Liberty Financial"), which is a majority owned subsidiary of Liberty Corporate Holdings, Inc., which is a wholly owned subsidiary of LFC Holdings, Inc., which is a wholly owned subsidiary of Liberty Mutual Equity Corporation, which is a wholly owned subsidiary of Liberty Mutual Insurance Company. Stein Roe acts as investment adviser to individuals, trustees, pension and profit-sharing plans, charitable organizations, and other investors. In addition to Registrant, it also acts as investment adviser to other investment companies having different investment policies.

For a two-year business history of officers and directors of Stein Roe, please refer to the Form ADV of Stein Roe & Farnham
Incorporated and to the section of the SAI (part B) entitled
"Investment Management and Administrative Services."

<PAGE 20>
Certain directors and officers of Stein Roe also serve and have during the past two years served in various capacities as officers, directors, or trustees of SSI and of the Registrant and other investment companies managed by Stein Roe. A list of such capacities is given below. (The listed entities are located at South Wacker Drive, Chicago, Illinois 60606, except for SteinRoe Variable Investment Trust and Liberty Variable Investment Trust which are located at 600 Atlantic Avenue, Boston, Massachusetts 02210, and LFC Utilities Trust which is located at One Financial Center, Boston, Massachusetts 02111.)

                                                 POSITION FORMERLY
                                                    HELD WITHIN
                      CURRENT POSITION              PAST TWO YEARS
                      -------------------           --------------
STEINROE SERVICES INC.
Gary A. Anetsberger    Vice President
Kenneth J. Kozanda     Vice President; Treasurer
Kenneth R. Leibler     Director
C. Allen Merritt, Jr.  Director; Vice President
Heidi J. Walter        Vice President; Secretary
Hans P. Ziegler        Director; President; Chairman

SR&F BASE TRUST
William D. Andrews     Executive Vice-President
Gary A. Anetsberger    Senior V-P; Controller      Treasurer
Thomas W. Butch        President                   Executive V-P;
                                                   Trustee
Kevin M. Carome        Vice-President; Asst. Secy.
Loren A. Hansen        Executive Vice-President
Heidi J. Walter        Vice-President; Secretary
Hans P. Ziegler        Executive Vice-President

STEIN ROE INCOME TRUST; STEIN ROE INSTITUTIONAL TRUST;
AND STEIN ROE TRUST
William D. Andrews     Executive Vice-President
Gary A. Anetsberger    Senior V-P; Controller      Treasurer
Thomas W. Butch        President                   Exec. V-P; V-P;
                                                   Trustee
Kevin M. Carome        Vice-President; Asst. Secy.
Loren A. Hansen        Executive Vice-President
Michael T. Kennedy     Vice-President
Stephen F. Lockman     Vice-President
Steven P. Luetger                                   Vice-President
Lynn C. Maddox         Vice-President
Jane M. Naeseth        Vice-President
Heidi J. Walter        Vice-President; Secretary
Hans P. Ziegler        Executive Vice-President

STEIN ROE INVESTMENT TRUST
William D. Andrews     Executive Vice-President
Gary A. Anetsberger    Senior V-P; Controller       Treasurer
David P. Brady         Vice-President
Thomas W. Butch        President                    Exec. V-P;
                                                    VP; Trustee
Daniel K. Cantor       Vice-President
Kevin M. Carome        Vice-President; Asst. Secy.
E. Bruce Dunn                                       Vice-President
Erik P. Gustafson      Vice-President
Loren A. Hansen        Executive Vice-President

<PAGE 21>
James P. Haynie        Vice-President
Harvey B. Hirschhorn   Vice-President
Eric S. Maddix         Vice-President
Lynn C. Maddox         Vice-President
Arthur J. McQueen      Vice-President
Gita R. Rao            Vice-President
Michael E. Rega        Vice-President
M. Gerard Sandel       Vice-President
Gloria J. Santella     Vice-President
Heidi J. Walter        Vice-President; Secretary
Hans P. Ziegler        Executive Vice-President

STEIN ROE ADVISOR TRUST
William D. Andrews     Executive Vice-President
Gary A. Anetsberger    Senior V-P; Controller       Treasurer
David P. Brady         Vice-President
Thomas W. Butch        President                    Exec. V-P;
                                                    V-P; Trustee
Daniel K. Cantor       Vice-President
Kevin M. Carome        Vice-President; Asst. Secy.
E. Bruce Dunn                                       Vice-President
Erik P. Gustafson      Vice-President
Loren A. Hansen        Executive Vice-President
James P. Haynie        Vice-President
Harvey B. Hirschhorn   Vice-President
Michael T. Kennedy     Vice-President
Stephen F. Lockman     Vice-President
Eric S. Maddix         Vice-President
Lynn C. Maddox         Vice-President
Arthur J. McQueen      Vice-President
Maureen G. Newman      Vice-President
Gita R. Rao            Vice-President
Michael E. Rega        Vice-President
M. Gerard Sandel       Vice-President
Gloria J. Santella     Vice-President
Heidi J. Walter        Vice-President; Secretary
Hans P. Ziegler        Executive Vice-President

STEIN ROE MUNICIPAL TRUST
William D. Andrews     Executive Vice-President
Gary A. Anetsberger    Senior V-P; Controller       Treasurer
Thomas W. Butch        President                    Exec. V-P;
                                                    V-P; Trustee
Kevin M. Carome        Vice-President; Asst. Secy.
Joanne T. Costopoulos  Vice-President
Loren A. Hansen        Executive Vice-President
Brian M. Hartford      Vice-President
William C. Loring      Vice-President
Lynn C. Maddox         Vice-President
Maureen G. Newman      Vice-President
Veronica M. Wallace    Vice-President
Heidi J. Walter        Vice-President; Secretary
Hans P. Ziegler        Executive Vice-President

<PAGE 22>
STEINROE VARIABLE INVESTMENT TRUST
William D. Andrews     Executive Vice-President
Gary A. Anetsberger    Senior V-P; Controller       Treasurer
Thomas W. Butch        President
Kevin M. Carome        Vice-President; Asst. Secretary
E. Bruce Dunn                                       Vice President
William M. Garrison    Vice President
Erik P. Gustafson      Vice President
Loren A. Hansen        Executive Vice-President
Harvey B. Hirschhorn   Vice President
Michael T. Kennedy     Vice President
Jane M. Naeseth        Vice President
Steven M. Salopek      Vice President
William M. Wadden IV   Vice President
Heidi J. Walter        Vice President
Hans P. Ziegler        Executive Vice-President

STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY
William D. Andrews     Executive Vice-President
Gary A. Anetsberger    Senior Vice-President; Controller
Thomas W. Butch        President; Manager
Kevin M. Carome        Vice-President; Asst. Secretary
Loren A. Hansen        Executive Vice-President
Heidi J. Walter        Vice-President; Secretary
Hans P. Ziegler                                      Executive V-P

STEIN ROE FLOATING RATE INCOME TRUST;
STEIN ROE INSTITUTIONAL FLOATING RATE INCOME TRUST
William D. Andrews     Executive Vice-President
Gary A. Anetsberger    Senior Vice-President; Controller
Thomas W. Butch        President; Trustee
Kevin M. Carome        Vice-President; Asst. Secretary
Brian W. Good          Vice-President
James R. Fellows       Vice-President
Loren A. Hansen        Executive Vice-President
Heidi J. Walter        Vice-President; Secretary
Hans P. Ziegler        Executive V-P

LFC UTILITIES TRUST
Gary A. Anetsberger    Vice President
Ophelia L. Barsketis   Vice President
Deborah A. Jansen      Vice President

LIBERTY VARIABLE INVESTMENT TRUST
Ophelia L. Barsketis   Vice President
Deborah A. Jansen      Vice President
Kevin M. Carome        Vice President

ITEM 27.  PRINCIPAL UNDERWRITERS.
Inapplicable.

<PAGE 23>
ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.
Heidi J. Walter, Vice-President and Secretary
SR&F Base Trust
One South Wacker Drive
Chicago, Illinois  60606

ITEM 29.  MANAGEMENT SERVICES.
None.

ITEM 30.  UNDERTAKINGS.
Inapplicable.

<PAGE 24>
                           SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 5th day of February, 1999.

                                  SR&F BASE TRUST

                              By:   THOMAS W. BUTCH
                                    Thomas W. Butch
                                    President

<PAGE 25>
                         SR&F BASE TRUST
      INDEX TO EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

Exhibit
Number    Description

d         Management agreement

n         Financial data schedules:
  (1)     SR&F Municipal Money Market Portfolio
  (2)     SR&F High Yield Portfolio
  (3)     SR&F Growth & Income Portfolio
  (4)     SR&F International Portfolio
  (5)     SR&F Growth Investor Portfolio
  (6)     SR&F Special Venture Portfolio
  (7)     SR&F Balanced Portfolio
  (8)     SR&F Growth Stock Portfolio
  (9)     SR&F Special Portfolio
 (10)     SR&F Intermediate Bond Portfolio
 (11)     SR&F Income Portfolio
 (12)     SR&F High-Yield Municipals Portfolio
 (13)     SR&F Cash Reserves Portfolio